UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007 (October 4, 2007)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Compensatory Arrangements with Mark A. Blackburn

On October 4, 2007, Mark A. Blackburn, Executive Vice President and Chief Operating Officer of State Auto Financial Corporation (the “Company” or “STFC”), and a Named Executive Officer of the Company, entered into the following compensatory agreements: (1) an employment agreement (the “Employment Agreement”) with the Company, State Auto Property and Casualty Insurance Company, and State Automobile Mutual Insurance Company (“State Auto Mutual”); (2) an amended and restated executive agreement (the “Executive Agreement”) with the Company and State Auto Mutual; and (3) a restricted stock agreement (the “Restricted Stock Agreement”) with the Company. In connection with entering into the foregoing compensatory agreements, Mr. Blackburn was also selected to participate in the State Auto Financial Corporation Supplemental Executive Retirement Plan. The Employment Agreement defines “State Auto” as, collectively, STFC, State Auto Mutual and each of their respective present and future subsidiaries and affiliates.

(a)	Employment Agreement

The Employment Agreement provides for Mr. Blackburn’s continued employment as Executive Vice President and Chief Operating Officer of STFC and State Auto Mutual. The following provides a brief description of the material terms of the Employment Agreement:

Employment Term

•

Mr. Blackburn’s employment term ends on October 4, 2010, unless sooner terminated due to Mr. Blackburn’s disability, death, voluntary termination of employment, or involuntary termination of employment by State Auto for cause or without cause.

•

Mr. Blackburn’s employment term will automatically extend for additional one-year renewal terms unless Mr. Blackburn or State Auto gives written notice to the other party that he or it does not wish to extend the employment term. If State Auto gives such notice, then this situation will constitute Mr. Blackburn’s involuntary termination of employment without cause and result in the payment of certain severance benefits to Mr. Blackburn, as discussed below. On the other hand, if Mr. Blackburn gives such notice, then this situation will constitute Mr. Blackburn’s voluntary termination of employment with no severance benefits payable to Mr. Blackburn.

•	Mr. Blackburn’s retirement from State Auto, whether initiated by Mr. Blackburn or mandatory, will constitute his voluntary termination of employment.

Compensation

•	Mr. Blackburn’s annual base salary will be $425,000, which amount may be increased by the chief executive officer of STFC or the STFC Compensation Committee.

•

Mr. Blackburn will participate in the State Auto Financial Corporation Leadership Bonus Plan, the State Auto Quality Performance Bonus Plan and any other short term incentive compensation plan of State Auto generally made available to executives of State Auto (collectively, the “Short Term Incentive Plans”), so long as State Auto continues to offer that particular Short Term Incentive Plan to executives and on the terms and conditions as determined and approved by the STFC Compensation Committee. The Short Term Incentive Plans provide Mr. Blackburn with a cash bonus award if specified performance standards or benchmarks are achieved by State Auto for its fiscal year.

•

Mr. Blackburn will participate in the STFC Long Term Incentive Plan and any other long term incentive compensation plan of State Auto generally made available to executives of State Auto (collectively, the “Long Term Incentive Plans” and, together with the Short Term Incentive Plans, the “Incentive Compensation Plans”), so long as State Auto continues to offer that particular Long Term Incentive Plan to executives and on the terms and conditions as determined and approved by the STFC Compensation Committee. The STFC Long Term Incentive Plan provides Mr. Blackburn with a cash bonus award if specified performance standards or benchmarks are achieved by State Auto over a three-year performance period.

Severance Upon termination of Employment

•

In the event Mr. Blackburn suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. Blackburn’s employment, in which case Mr. Blackburn will be entitled to receive (i) a pro rata share of any bonus to which Mr. Blackburn would then have been eligible to receive pursuant to the Incentive Compensation Plans, provided that any bonus contemplated by any of the Incentive Compensation Plans was in fact earned under the terms of the applicable Incentive Compensation Plan for the particular period in which the employment term ended, and (ii) an annual amount equal to 80% of his then-current base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs.

•

In the event of Mr. Blackburn’s death, his beneficiaries will receive payment of his then-current annual base salary for 12 months plus a pro rata share of any bonus to which Mr. Blackburn would then have been eligible to receive pursuant to the Incentive Compensation Plans, provided that any bonus contemplated by any of the Incentive Compensation Plans was in fact earned under the terms of the applicable Incentive Compensation Plan for the particular period in which the employment term ended.

•

In the event of Mr. Blackburn’s voluntary termination of employment, including without limitation retirement initiated solely by Mr. Blackburn and mandatory retirement at age 65, Mr. Blackburn will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the Incentive Compensation Plans.

•

In the event of Mr. Blackburn’s involuntary termination of employment “for cause,” as defined in the Employment Agreement, Mr. Blackburn will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the Incentive Compensation Plans.

•

In the event of Mr. Blackburn’s involuntary termination of employment without cause (other than for disability, death, or retirement), he will be entitled to receive (i) the continuation of his base salary under his Employment Agreement for the lesser of a 24-month period or until he attains age 65, and (ii) the payment of the average annual bonus payments earned under the Incentive Compensation Plans for the prior two years.

Forfeiture of Termination Benefits

•

The STFC and State Auto Mutual Boards of Directors may require that all or any portion of the severance benefits described above be subject to an obligation of repayment upon the violation of any non-competition and confidentiality covenants applicable to Mr. Blackburn. Such Boards may also require Mr. Blackburn to repay all or any portion of such severance benefits if: (i) the amount of his severance benefits were calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) Mr. Blackburn engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of his severance benefits would have been lower than the amount actually awarded to Mr. Blackburn had the financial results been properly reported. Such Boards may also require Mr. Blackburn to repay all or any portion of such severance benefits if he has engaged in any wrongful conduct during the employment term which has a material adverse effect on State Auto, as determined by such Boards in good faith.

Confidential Information; Noncompetition Agreement

•

The Employment Agreement also imposes post-employment confidentiality and non-competition covenants upon Mr. Blackburn. The confidentiality covenant has a three-year term. The non-competition covenant has a two-year term, but permits Mr. Blackburn to be employed by reinsurance companies, “small insurers” and “non-P&C insurers” (as those terms are defined in the Employment Agreement). In addition, Mr. Blackburn has agreed that for a period of two years following termination of his employment, he will not hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(b)	Executive Agreement

The term of the Executive Agreement coincides with the term of Mr. Blackburn’s employment under the Employment Agreement, subject to an extension for 36 months after any month in which a Change of Control occurs, as defined below. The Executive Agreement will terminate if Mr. Blackburn’s employment terminates prior to a Change of Control.

A “Change of Control” of the Company generally includes:

•

The acquisition by any person of beneficial ownership of 25% or more of the Company’s outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change of Control definition in the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan);

•

A change in the composition of the board of directors of the Company such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of STFC;

•	A merger involving the Company where the Company’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•

A sale or other disposition of all or substantially all of the assets of the Company, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; or

•	A reorganization or other corporate event involving the Company which would have the same effect as any of the above-described events.

As respects State Auto Mutual, a “Change of Control” includes:

•

State Auto Mutual affiliates with or merges with a third party and as a result the composition of the board of directors of State Auto Mutual or its successor changes such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual; or

•

State Auto Mutual converts to a stock corporation and as a result the composition of the board of directors of State Auto Mutual or its successor changes such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual.

A “Change of Control” will also occur if Robert P. Restrepo, Jr. ceases for any reason to be employed as the chief executive officer of State Auto Mutual or STFC.

Under the Executive Agreement, the Company and State Auto Mutual, or their respective successors, must provide severance benefits to Mr. Blackburn if his employment is terminated (other than on account of Mr. Blackburn’s death, disability, mandatory retirement at age 65, or involuntary termination for cause):

•	By the Company or State Auto Mutual at any time within 24 months after a Change of Control;

•	By Mr. Blackburn for Good Reason (as defined below) at any time within 24 months after a Change of Control; or

•

By the Company or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

In addition, the Company and State Auto Mutual must provide severance benefits to Mr. Blackburn if (i) Mr. Restrepo ceases for any reason to be employed as the chief executive officer of State Auto Mutual or STFC, and (ii) Mr. Blackburn remains employed by the Company and State Auto Mutual for a period of two years after Mr. Restrepo’s change in status in order to assist in the transition. However, if after Mr. Restrepo’s departure, the Company and State Auto Mutual make a good faith offer to Mr. Blackburn to become the chief executive officer of State Auto Mutual, then such severance benefits will not be payable.

“Good Reason” generally means the assignment to Mr. Blackburn of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. Blackburn’s position during the 12 months prior to the Change of Control, a reduction in Mr. Blackburn’s salary or, after a Change of Control, the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives, a reduction of Mr. Blackburn’s most recent potential annual bonus award, or a demand that Mr. Blackburn relocate to more than 35 miles from Mr. Blackburn’s current location. Mr. Blackburn’s determination of Good Reason will be conclusive and binding upon the parties if made in good faith. Mr. Blackburn must provide the Company and State Auto Mutual with written notice of his intent to terminate for Good Reason, and thereafter the Company and State Auto Mutual will have a 30-day cure period to remedy the condition and prevent Mr. Blackburn’s termination of employment for Good Reason.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Blackburn’s severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to three times Mr. Blackburn’s annual base salary (subject to reduction if Mr. Blackburn is within three years of age 65);

•

A lump-sum cash payment equal to three times the maximum possible bonus Mr. Blackburn could receive under the Short Term Incentive Plans for the fiscal year in which the Change of Control occurs (subject to reduction if Mr. Blackburn is within three years of age 65);

•	Out-placement benefits in an amount equal to 15% of Mr. Blackburn’s annual base salary.

The STFC and State Auto Mutual Boards of Directors may require that all or any portion of the foregoing severance benefits be subject to an obligation of repayment upon the violation of any non-competition and confidentiality covenants applicable to Mr. Blackburn. Such Boards may also require Mr. Blackburn to repay all or any portion of the foregoing severance benefits if (i) the amount of his severance benefits were calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) Mr. Blackburn engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of his severance benefits would have been lower than the amount actually awarded to Mr. Blackburn had the financial results been properly reported.

The Executive Agreement also provides that the Company will pay Mr. Blackburn such amounts as would be necessary to compensate Mr. Blackburn for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, in the event Mr. Blackburn’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the Company will not have to pay an excess severance payment and Mr. Blackburn will not be subject to an excise tax.

The Executive Agreement provides that, for a period of five years after any termination of Mr. Blackburn’s employment, the Company will provide Mr. Blackburn with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. Blackburn to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. Blackburn in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Company or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. Blackburn in the event he is required to take any action to enforce any of the rights granted under his Executive Agreement. In addition, Mr. Blackburn is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of the Company’s principal bank or its successor in effect from time to time plus 4%.

(c)	Restricted Stock Agreement

Under the terms of the Restricted Stock Agreement, Mr. Blackburn received 25,000 common shares of STFC (the “restricted shares”). The restricted shares were awarded to Mr. Blackburn by the STFC Compensation Committee pursuant to the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan. The purchase price for the restricted shares is

$-0-.

The restricted shares are subject to restrictions on transfer until October 4, 2010. The restricted shares are also subject to a risk of forfeiture if Mr. Blackburn’s employment is terminated prior to October 4, 2010, unless prior to that date Mr. Blackburn’s employment is terminated due to his death, disability or involuntary termination without cause, or there occurs a Change of Control (as defined in the Executive Agreement and discussed in subsection (b), above), in which case all of the restricted shares will become fully vested.

(d)	Supplemental Executive Retirement Plan Benefits

In connection with entering into the Employment Agreement and Executive Agreement, Mr. Blackburn was also selected by the STFC Compensation Committee to participate in the State Auto Financial Corporation Supplemental Executive Retirement Plan effective January 1, 2007 (the “Executive SERP”). The Executive SERP for Mr. Blackburn generally provides for supplemental retirement benefits to enable Mr. Blackburn’s overall retirement benefits from State Auto to equal 50% of his final three-year average total cash compensation, proportionately reduced for less than 20 years of service at retirement. If Mr. Restrepo terminates his employment with STFC and State Auto Mutual and Mr. Blackburn remains actively employed by STFC and State Auto Mutual for a period of two years after Mr. Restrepo’s termination of employment, then Mr. Blackburn will be credited with three additional years of service under the Executive SERP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: October 10, 2007	By	/s/ Steven E. English
Vice President and Chief Financial Officer